Exhibit 21

                         Company Subsidiaries

    Name of Subsidiary                      Jurisdiction of Incorporation
    ------------------                      -----------------------------

 International Vision Associates, Ltd.                 Georgia

 Mexican Vision Associates, S.A. de C.V.               Mexico

 Mexican Vision Associates Operadora, S.               Mexico
 de R.L. de C.V.

 Mexican Vision Associates Servicios, S.               Mexico
 de R.L. de C.V.

 Midwest Vision, Inc.                                 Minnesota

 NVAL Healthcare Systems, Inc.                         Georgia

 NVAL Visioncare Systems of California,              California
 Inc.

 NVAL Visioncare Systems of North                  North Carolina
 Carolina, Inc.

 Frame-n-Lens Optical, Inc.                          California

 Vision Administrators, Inc.                         California

 ProCare Eye Exam, Inc.                              California

 Family Vision Centers, Inc.                          Delaware

 New West Eyeworks, Inc.                              Delaware

 Alexis Holdings, Inc.                                 Arizona

 Vista Eyecare Network, LLC                           Delaware

 National Vision Associates of Canada                  Canada
 Ltd.

 International Vision Associates                     Netherlands
 (Netherlands) B.V.

 CECIVA B.V.                                         Netherlands

 Czech Vision Associates s.r.o.                    Czech Republic

 Slovak Vision Associates s.r.o.                      Slovakia